Exhibit 99.01

Ambac Financial Group, Inc.

One State Street Plaza

New York, NY 10004

212.668.0340

News Release

For Immediate Release

Investor/Media Contact: Peter R. Poillon

(212) 208-3333

ppoillon@ambac.com

Web site: www.ambac.com

AMBAC COMMENTS ON STANDARD & POOR’S REPORT ON CAPITAL

Ambac’s AAA Rating is Affirmed, Outlook Changed to Negative

New York, December 19, 2007 – Ambac Financial Group, Inc. (NYSE: ABK) (“Ambac”) today said that Standard & Poor’s Ratings Services (“S&P”) has completed its review of Ambac Assurance Corporation’s capital position and has affirmed the Company’s AAA rating with a negative outlook. Chairman and CEO, Robert J. Genader, noted “We are satisfied with the AAA rating affirmation. We are confident the performance of our insured portfolio and the measures being taken to expand Ambac’s capital position will be sufficient to return our outlook to stable.” Mr. Genader added, “We expect the current environment of wide credit spreads to remain in place throughout 2008 and our triple-A rated claims-paying strength puts us in a unique position to capitalize on business opportunities in this environment.”

Ambac continues to investigate a number of solutions to expand its capital position. In determining the best capital expansion alternatives, Ambac will consider a number of factors including the results of its own ongoing evaluation, the results of the evaluations performed by each of the rating agencies, and the potential for future growth of its business.

Certain statements in this document are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from those included in these statements due to a variety of factors. More information about these factors is contained in Ambac’s filings with the Securities and Exchange Commission.

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Ambac Financial Group, Inc., headquartered in New York City, is a holding company whose affiliates provide financial guarantees and financial services to clients in both the public and private sectors around the world. Ambac’s principal operating subsidiary, Ambac Assurance Corporation, a leading guarantor of public finance and structured finance obligations, has earned triple-A ratings, the highest ratings available from Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services and Fitch, Inc. Ambac Financial Group, Inc. common stock is listed on the New York Stock Exchange (ticker symbol ABK).